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                                                                     Exhibit 4.1

                          SIXTH SUPPLEMENTAL INDENTURE

     THIS SIXTH SUPPLEMENTAL INDENTURE, dated as of March 14, 2007 (this "Sixth Supplemental Indenture"), to the Indenture (as defined below), among Inverness Medical Innovations, Inc., a Delaware corporation (the "Issuer"), the Guarantors (as defined in the Indenture), First Check Diagnostics Corp., a Delaware corporation (the "Additional Guarantor") and U.S. Bank Trust National Association, as Trustee (the "Trustee").

                                    RECITALS

     WHEREAS, the Issuer has issued its 8 3/4% Senior Subordinated Notes due 2012 (the "Notes") in the aggregate principal amount of $150,000,000 under and pursuant to the Indenture, dated as of February 10, 2004, among the Issuer, the Guarantors listed therein and the Trustee, as amended or supplemented (the "Indenture").

     WHEREAS, unless the context requires otherwise, all capitalized terms used but not otherwise defined herein will have the meanings ascribed thereto in the Indenture.

     WHEREAS, the Additional Guarantor has become a Restricted Subsidiary and pursuant to Section 4.14 of the Indenture is entering into this Sixth Supplemental Indenture to thereby become a Guarantor as provided in Article Eleven of the Indenture.

     WHEREAS, pursuant to Section 9.01(5) of the Indenture, the Issuer, the Guarantors, the Additional Guarantor and the Trustee may enter into this Sixth Supplemental Indenture without the consent of any Holder.

                                    AGREEMENT

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I
                              ADDITIONAL GUARANTOR

     SECTION 1.01. ADDITIONAL GUARANTOR. The Additional Guarantor hereby agrees, jointly and severally with all of the Guarantors, to unconditionally guarantee all of the Issuer's obligations under the Notes and the Indenture as a Guarantor thereunder on the terms and subject to the conditions set forth in the Indenture and to be bound by all provisions of the Indenture applicable to a Guarantor.

     SECTION 1.02. SIXTH SUPPLEMENTAL INDENTURE. This Sixth Supplemental Indenture is supplemental to, and is entered into, in accordance with Section
9.01 of the Indenture, and except as modified, amended and supplemented by this Sixth Supplemental Indenture, the provisions of the Indenture will remain in full force and effect.

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                                   ARTICLE II
                                  MISCELLANEOUS

     SECTION 2.01. DUPLICATES. All parties may sign any number of copies of this Sixth Supplemental Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

     SECTION 2.02. SUCCESSORS AND ASSIGNS. All agreements of the Issuer, the Guarantors and the Additional Guarantor in this Sixth Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Sixth Supplemental Indenture shall bind its successor.

     SECTION 2.03. SEVERABILITY. To the extent permitted by applicable law, in case any one or more of the provisions in this Sixth Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     SECTION 2.04. GOVERNING LAW. This Sixth Supplemental Indenture will be governed by and construed in accordance with the laws of the State of New York.

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                                        2

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     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

                                        INVERNESS MEDICAL INNOVATIONS, INC.,
                                        as Issuer


                                        By: /s/ Dave Teitel
                                            ------------------------------------
                                        Name: Dave Teitel
                                        Title: Chief Financial Officer and
                                               Treasurer


                                        ADVANTAGE DIAGNOSTICS CORPORATION,
                                        APPLIED BIOTECH, INC.,
                                        BINAX, INC.,
                                        FOREFRONT DIAGNOSTICS, INC.,
                                        INNOVACON, INC.,
                                        INNOVATIONS RESEARCH, LLC,
                                        INVERNESS MEDICAL - BIOSTAR INC.,
                                        INVERNESS MEDICAL, INC.,
                                        INVERNESS MEDICAL INTERNATIONAL HOLDING
                                        CORP.,
                                        INVERNESS MEDICAL INTERNATIONAL HOLDING
                                        CORP.  II,
                                        ISCHEMIA TECHNOLOGIES, INC.,
                                        IVC INDUSTRIES, INC.,
                                        OSTEX INTERNATIONAL, INC.,
                                        SELFCARE TECHNOLOGY, INC.,
                                        UNIPATH ONLINE, INC. and
                                        WAMPOLE LABORATORIES, LLC,
                                        as Guarantors


                                        By: /s/ Dave Teitel
                                            ------------------------------------
                                        Name: Dave Teitel
                                        Title: Vice President, Finance;
                                               Vice President; Vice President,
                                               Finance; Vice President;
                                               Vice President, Finance;
                                               Vice President, Finance;
                                               Vice President, Finance;
                                               Vice President, Finance;
                                               President; President;
                                               Vice President, Finance;
                                               Vice President, Finance;
                                               Vice President, Finance;
                                               Vice President, Finance;
                                               Vice President; and
                                               Vice President, respectively

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                                        FIRST CHECK DIAGNOSTICS CORP.
                                        as Additional Guarantor


                                        By: /s/ Dave Teitel
                                            ------------------------------------
                                        Name: Dave Teitel
                                        Title: Vice President, Finance

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                                        U.S.  BANK TRUST NATIONAL ASSOCIATION,
                                        as Trustee


                                        By: /s/ Paul J. Schmalzel
                                            ------------------------------------
                                        Name: Paul J. Schmalzel
                                        Title: Vice President